     As filed with the Securities and Exchange Commission on July 27, 2001
                                                      Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    Form S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------

              DYNEGY INC.                        DYNEGY CAPITAL TRUST III
     (Exact Name of Registrant as              (Exact Name of Registrant as
     Specified in its Charter)                 Specified in its Charter)


              74-2928353                               Applied For
    (I.R.S. Employer Identification        (I.R.S. Employer Identification No.)
                No.)
                                                         Delaware
               Illinois                           (State of organization)
       (State of incorporation)


                                                     c/o Dynegy Inc.
      1000 Louisiana, Suite 5800                1000 Louisiana, Suite 5800
         Houston, Texas 77002                      Houston, Texas 77002
            (713) 507-6400                            (713) 507-6400
     (Address, including zip code,          (Address, including zip code, and
  and telephone number, including       telephone number, including area code,
     area code, of Registrant's           of Registrant's principal executive
    principal executive office)                         office)

                                                     with a copy to:
                                                  Vinson & Elkins L.L.P.
       Kenneth E. Randolph, Esq.                 1001 Fannin, Suite 2300
       Executive Vice President,                Houston, Texas 77002-6760
     General Counsel and Secretary          Attn: Keith R. Fullenweider, Esq.
      1000 Louisiana, Suite 5800                      (713) 758-2838
         Houston, Texas 77002                      (713) 615-5855 (fax)
            (713) 507-6400
     (Name, address, including zip
    code, and telephone number,
 including area code, of agent for
              service)

                               ----------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                               Proposed            Proposed
 TItle of Each Class of     Amount to          Maximum             Maximum           Amount of
       Securities         be Registered     Offering Price        Aggregate         Registration
    to be Registered          (1)(2)         Per Unit (3)  Offering Price (1)(2)(4)   Fee (8)
-------------------------------------------------------------------------------------------------
Debt Securities.........
Class A Common Stock....
Stock Purchase
 Contracts..............
Stock Purchase Units....
Preferred Stock.........
Depositary Shares(5)....
Warrants................
Trust Preferred
 Securities of Dynegy
 Capital Trust III......
Guarantee of Trust
 Preferred Securities of
 Dynegy Capital Trust
 III(6).................
Trust Debentures(7).....
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
Total...................  $1,000,000,000(8)      100%           $1,000,000,000(8)     $132,188(9)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3.

(2) This Registration Statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, any securities registered hereunder that provide for conversion, exercise or exchange. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with, and at the time of, the issuance by the Registrants of the securities registered hereunder.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(5) The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the Registrants elect to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(6) Includes the rights of holders of the trust preferred securities under the guarantee of trust preferred securities and back-up undertakings, consisting of obligations by Dynegy Inc., as set forth in the declaration of trust, the applicable indenture and any supplemental indenture thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any guarantees or any back-up undertakings.

(7) Trust debentures may be issued and sold to Dynegy Capital Trust III, and the trust debentures may later be distributed to the holders of trust preferred securities.

(8) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to the remaining unsold securities having an aggregate initial offering price of $471,250,000 which were previously registered by the Registrants under the Registration Statement on Form S-3 (No. 333-46634) initially filed on September 26, 2000. The aggregate principal amount of debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the Registrants shall be equal to the amount to be registered.

(9) Calculated pursuant to Rule 457(o) at the statutory rate of $250 per $1,000,000 of securities registered and, pursuant to Rule 457(p), minus the filing fee previously paid on September 26, 2000, in respect of the remaining unsold securities having an aggregate initial offering price of $471,250,000 which were previously registered by the Registrants under the Registration Statement on Form S-3 (No. 333-46634) initially filed on September 26, 2000.

   Pursuant to Rule 429(a) under the Securities Act of 1933, the prospectus contained in this Registration Statement is a combined prospectus and relates to securities registered under this Registration Statement and $471,250,000 aggregate amount of securities registered and remaining unsold under the Registrants' Registration Statement on Form S-3 (No. 333-46634) initially filed on September 26, 2000. Pursuant to Rule 429(b), this Registration Statement also constitutes Post-Effective Amendment No. 1 to that previous Registration Statement, which Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933. If securities previously registered under that previous Registration Statement are offered and sold before the effective date of this Registration Statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and we are not soliciting offers to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED JULY 27, 2001

PROSPECTUS
                                              [LOGO OF DYNEGY INC. APPEARS HERE]

                                  DYNEGY INC.
                                 $1,000,000,000
                     Debt Securities, Class A Common Stock,
                Stock Purchase Contracts, Stock Purchase Units,
                      Preferred Stock, Depositary Shares,
                           Warrants, Trust Debentures
                  and Guarantee of Trust Preferred Securities

                            DYNEGY CAPITAL TRUST III

                           Trust Preferred Securities
                           Guaranteed by Dynegy Inc.
                                  -----------

We may offer and sell, from time to time:

  .  debt securities;

  .  shares of Class A common stock;

  . shares of preferred stock, which may be issued as depositary shares evidenced by depositary receipts;

  . warrants to purchase debt securities, preferred stock, or Class A common stock;

  .  stock purchase contracts;

  .  stock purchase units;

  .  trust debentures to be purchased by Dynegy Capital Trust III; or

  .  a guarantee of trust preferred securities sold by Dynegy Capital Trust
     III.

  Dynegy Capital Trust III may offer and sell, from time to time, trust preferred securities representing undivided beneficial interests in the assets of Dynegy Capital Trust III.

  The aggregate initial public offering prices of the securities offered by Dynegy Inc. and Dynegy Capital Trust III will not exceed $1,000,000,000.

  This prospectus provides you with a general description of the securities which may be offered. Each time securities are sold, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

  Our Class A common stock is listed on the New York Stock Exchange under the symbol "DYN."

                                  -----------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                     This prospectus is dated        , 2001

                               TABLE OF CONTENTS

About this Prospectus.....................................................   2
Where You Can Find More Information.......................................   3
Information We Incorporate by Reference...................................   3
Uncertainty of Forward-Looking Statements.................................   4
The Company...............................................................   6
The Trust.................................................................   6
Use of Proceeds...........................................................   8
Ratios of Earnings to Fixed Charges.......................................   8
Description of Debt Securities............................................   9
Description of Trust Securities...........................................  20
Description of Trust Debentures...........................................  33
Description of Guarantee..................................................  41
Relationship Among the Trust Preferred Securities, the Trust Debentures
 and the Guarantee........................................................  44
Description of Common Stock and Preferred Stock...........................  46
Description of Depositary Shares..........................................  49
Description of Warrants...................................................  52
Description of Stock Purchase Contracts and Stock Purchase Units..........  54
Plan of Distribution......................................................  55
Validity of Securities....................................................  56
Experts...................................................................  56

   We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a prospectus supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," using a "shelf" registration process. Under this shelf process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1 billion. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

   In this prospectus, references to "Dynegy," "the Company," "we," "us" and "our" refer to Dynegy Inc., and not to Dynegy Capital Trust III, unless we state otherwise or the context indicates otherwise. References to the "trust" refer to Dynegy Capital Trust III.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the SEC:

  Public Reference Room      New York Regional Office Chicago Regional Office
  450 Fifth Street, N.W.     7 World Trade Center     Citicorp Center
  Room 1024                  Suite 1300               500 West Madison Street
  Washington, D.C. 20549     New York, N.Y. 10048     Suite 1400
                                                      Chicago, Illinois 60661-
                                                      2551

   You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

   The SEC also maintains an internet web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

   You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                    INFORMATION WE INCORPORATE BY REFERENCE

   The SEC allows us to incorporate by reference the information we file with them, which means:

  .  incorporated documents are considered part of the prospectus;

  . we can disclose important information to you by referring you to those documents; and

  . information that we file with the SEC will automatically update this prospectus.

   We incorporate by reference the documents listed below which we have previously filed with the SEC under the Securities Exchange Act of 1934:

  . The description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on February 2, 2000.

  .  Our Annual Report on Form 10-K for the year ended December 31, 2000.

  .  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

  . Our Current Reports on Form 8-K, filed with the SEC on January 16, 2001, February 14, 2001, May 16, 2001 and June 26, 2001.

   We also incorporate by reference each of the documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(a) of the Securities Exchange Act of 1934 until we sell all of the securities described in this prospectus.

   You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

                                  Dynegy Inc.
                           1000 Louisiana, Suite 5800
                              Houston, Texas 77002
                         Attention: Investor Relations
                                 (713) 507-6400

   Our web site address is www.dynegy.com. The information on our web site is not incorporated by reference into this prospectus.

                   UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

   Our reports, filings and other public announcements often include statements reflecting assumptions, expectations, projections, intentions or beliefs about future events. These statements are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "may," "will," "should," "expect" and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

  .  Projected operating or financial results;

  . Pending or recent acquisitions, including the anticipated closing date, expected cost savings or synergies and the accretive or dilutive impact of an acquisition on earnings;

  . Expectations regarding transaction volume and liquidity in wholesale energy markets in the U.S. and Europe;

  . Beliefs or assumptions about the outlook for deregulation of retail and wholesale energy markets in the U.S. and Europe and anticipated business developments in such markets;

  . Our ability to effectively compete for market share with industry participants;

  . The expected commencement date for commercial operations for new power plants; and

  . Anticipated developments with respect to demand for broadband services and applications and our strategic plans in connection therewith.

   Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, including the following:

  . The timing and extent of changes in commodity prices for energy, particularly natural gas, electricity and natural gas liquids, or communications products or services;

  . The timing and extent of deregulation of energy markets in the U.S. and Europe and the rules and regulations adopted on a transitional basis in such markets;

  . The condition of the capital markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions, as well as our ability to maintain our investment grade credit ratings;

  . The effectiveness of our risk-management policies and procedures and the ability of our trading counterparties and customers to satisfy their financial commitments;

  . The liquidity and competitiveness of wholesale trading markets for energy commodities, including the impact of electronic or online trading in these markets;

  . Operational factors affecting the start up or ongoing commercial operations of our power generation or midstream natural gas facilities, including catastrophic weather related damage, unscheduled outages or repairs, unanticipated changes in fuel costs or availability, the unavailability of gas transportation, the unavailability of electric transmission service or workforce issues;

  . Uncertainties regarding the development of, and competition within, the market for broadband services in the U.S. and Europe, including risks relating to competing technologies and standards, regulation, capital costs and the timing and amount of customer demand for high bandwidth applications;

  . Cost and other effects of legal and administrative proceedings, settlements, investigations and claims, including environmental liabilities that may not be covered by indemnity or insurance; and

  . Other U.S. or European regulatory or legislative developments that affect the demand for energy generally, increase the environmental compliance cost for our power generation or midstream gas facilities or impose liabilities on the owners of such facilities.

   Many of these factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially from those expressed or implied in any forward-looking statements.

   All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

                                  THE COMPANY

   We are a leading provider of energy and communications solutions to customers in North America, the United Kingdom and Continental Europe. Our expertise extends across the entire convergence value chain, from broadband, power generation and wholesale and direct commercial and industrial marketing and trading of power, natural gas, coal, emission allowances and weather derivatives to transportation, gathering and processing of natural gas liquids. We also are involved in the transmission and distribution of electricity and natural gas and we provide retail service to electric and natural gas consumers.

   Our operations are reported in four segments: Dynegy Marketing and Trade, Dynegy Midstream Services, Transmission and Distribution and Dynegy Global Communications. Dynegy Marketing and Trade is actively engaged in value creation through marketing and trading of natural gas, power, coal and emission allowances and the generation of electricity. Dynegy Midstream Services consists of our North American gathering and processing and midstream liquids operations, global liquefied petroleum gas transportation and natural gas liquids marketing operations. Our Transmission and Distribution segment includes the operations of Illinois Power Company, a natural gas and electric utility in Illinois. Dynegy Global Communications was formed subsequent to the acquisition of Extant, Inc. on September 29, 2000. Dynegy Global Communications will continue to pursue other communications opportunities as it seeks to develop a worldwide bandwidth marketing and trading operation.

   Our principal executive office is located at 1000 Louisiana, Suite 5800, Houston, Texas 77002, and the telephone number of that office is (713) 507-6400.

                                   THE TRUST

   Dynegy Capital Trust III, which we refer to as the "trust," is a statutory business trust created under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State on February 2, 2000. The trust's business is defined in a declaration of trust, dated as of February 1, 2000, executed by us, as sponsor, and the trustees. The declaration of trust will be amended and restated in its entirety as of the date trust preferred securities are initially issued. The declaration, as amended and restated, is referred to in this prospectus as the "trust agreement." The trust agreement has been qualified under the Trust Indenture Act of 1939.

   The trust exists for the exclusive purposes of:

  . issuing and selling the trust preferred securities and trust common securities;

  . using the proceeds from the sale of the trust preferred securities and trust common securities to acquire the trust debentures; and

  . engaging in only those other activities necessary or incidental to these purposes.

   The trust's business and affairs will be conducted by its trustees, as provided in the trust agreement. At the time of the issuance of the trust preferred securities, the trustees for the trust will be initially Bank One Trust Company, National Association, as the property trustee, Bank One Delaware, Inc., as the Delaware trustee, and three of our employees, as administrative trustees. The property trustee and the Delaware trustee, together with the administrative trustees, are collectively referred to as the "trustees" in this prospectus. The holder of the common securities of the trust or, if an event of default under the trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the trust preferred securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights will be vested exclusively in the holder of the common securities of the trust.

   The trust will have no assets other than the trust debentures. The trust will have no revenue other than payments under the trust debentures. The trust has a term of 35 years, but may dissolve earlier as provided in the trust agreement.

   We will, directly or indirectly, acquire all of the trust common securities of the trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the trust.

   For so long as the trust preferred securities remain outstanding, we will:

  . maintain directly or indirectly 100% ownership of the trust common securities;

  . use our reasonable efforts to cause the trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the trust agreement;

  . use our reasonable efforts to ensure that the trust will not be an "investment company" for purposes of the Investment Company Act of 1940;

  . use our reasonable efforts to cause the trust to continue to be treated as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes; and

  . use our reasonable efforts to cause each holder of common securities or preferred securities of the trust to be treated as owning an undivided beneficial interest in the trust debentures.

   The rights of the holders of the trust preferred securities are set forth in the trust agreement and the Delaware Business Trust Act. The location of the principal executive office of the trust is c/o Dynegy Inc., 1000 Louisiana, Suite 5800, Houston, Texas 77002, and its telephone number is 713-507-6400.

                                USE OF PROCEEDS

   Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the proceeds from the sale of the securities for general corporate purposes, which may include repayment of indebtedness, acquisitions, additions to our working capital or capital expenditures.

                      RATIOS OF EARNINGS TO FIXED CHARGES

   The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown.

      Three Months Ended
        March 31, 2001     Year Ended December 31,
      ------------------   -------------------------
                           2000 1999 1998 1997  1996
                           ---- ---- ---- ----  ----
             2.97          2.80 2.44 2.23  (a)  4.09

--------
(a) Earnings were inadequate to cover fixed charges for the year ended December 31, 1997, by approximately $72.9 million.

   For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest) less undistributed income from equity investees. Fixed charges consist of interest expense; amortization of deferred financing costs; interest capitalized during the year; amortization of interest rate hedges; minority interest in income of a subsidiary; and the portion of lease rental expense representative of the interest factor attributable to such leases.

                         DESCRIPTION OF DEBT SECURITIES

   The following description sets forth the general terms and provisions of our debt securities, consisting of debentures, notes or other evidences of indebtedness, that we may offer by this prospectus. We will describe the particular terms of the debt securities, and provisions that vary from those described below, in one or more prospectus supplements.

   The debt securities will constitute either senior or subordinated debt. As required by U. S. federal law, debt securities are governed by a document called an "indenture." The indenture is a contract between us and an entity that serves as trustee. The trustee has two main roles:

  . the trustee can enforce your rights, including rights you have against us if we default; and

  . the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

   Senior debt securities will be issued under a senior debt indenture to be entered into between us and Bank One Trust Company, National Association, as trustee. Subordinated debt securities will be issued under a subordinated debt indenture to be entered into between us and Bank One Trust Company, National Association, as trustee. The senior debt indenture and the subordinated debt indenture are sometimes collectively referred to in this prospectus as the "indentures." We have filed forms of the senior debt indenture and the subordinated debt indenture as exhibits to the registration statement of which this prospectus is a part.

   The following description is a summary of selected provisions relating to the debt securities and the indentures. The summary is not complete. You should not rely on this summary, because the indentures define your rights as a holder of the debt securities.

   Our trust debentures are separately described in this prospectus under the caption "Description of Trust Debentures."

Provisions Applicable to Both Senior and Subordinated Debt Securities

   General. The debt securities will represent unsecured senior or subordinated obligations and may be issued from time to time in one or more series. The indentures do not limit the amount of debt securities, debentures, notes or other types of indebtedness that we or any of our subsidiaries may issue nor do the indentures restrict transactions between us and our affiliates or the payment of dividends or other distributions by us to our shareholders. In addition, other than as may be set forth in any prospectus supplement, the indentures do not and the debt securities will not contain any covenants or other provisions that are intended to afford holders of the debt securities special protection in the event of either a change of control or a highly leveraged transaction involving us.

   A prospectus supplement and a supplemental indenture relating to any series of debt securities offered by us will include specific terms relating to the offering. These terms will include some or all of the following:

  .  the title and classification of the debt securities;

  . any rights of the holders of the debt securities to convert the debt securities into common stock and the terms and conditions governing such conversion or exchange;

  .  any limit on the total principal amount of the debt securities;

  .  the price or prices at which the debt securities will be issued;

  . whether the debt securities are to be issuable as registered securities or bearer securities or both;

  . whether any of the debt securities are to be issuable initially in temporary global form or permanent global form;

  . the date or dates on which principal will be payable or how to determine such dates;

  . the interest rate or the method for determining the rate that the debt securities will bear and the date from which any interest will accrue;

  .  the interest payment dates for the debt securities;

  .  any mandatory or optional sinking fund or analogous provisions;

  . the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

  .  any optional redemption periods and prices;

  . the denominations in which we will issue the debt securities that are registered securities, if other than $1,000 and any integral multiple thereof, and the denominations in which we will issue the debt securities that are bearer securities, if other than $5,000 and any integral multiple thereof;

  . the currency or currencies in which we will pay principal, premium and interest on the debt securities;

  . the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

  .  information with respect to book-entry procedures, if any; and

  . any other terms of the debt securities not inconsistent with the indentures.

   We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement the special United States federal income tax considerations or other restrictions or terms applicable to debt securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

   The debt securities will represent our general unsecured obligations. Since we are a holding company, our ability to meet our obligations under the indentures and the debt securities will be dependent on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance funds to us.

   Conversion. The indentures may provide for a right of conversion of debt securities into common stock (or cash in lieu thereof). The following provisions will apply to debt securities that are convertible debt securities unless otherwise provided in a prospectus supplement.

   The holder of any convertible debt securities will have the right exercisable at any time prior to the close of business on the second business day prior to their stated maturity, unless previously redeemed or otherwise purchased by us, to convert such debt securities into shares of common stock at the conversion price set forth in the applicable prospectus supplement. The holder of convertible debt securities may convert any portion thereof that is $1,000 in principal amount or any integral multiple thereof.

   The conversion price will be subject to adjustment as set forth in the applicable indenture. Fractional shares of common stock will not be issued upon conversion. We will pay a cash adjustment in lieu of any fractional share based on the then current market price of the common stock. Upon conversion, no adjustments will be made for accrued interest or dividends. As a result, convertible debt securities surrendered for conversion between the record date for an interest payment and the interest payment date must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive.

   In the case of any reclassification, consolidation or merger of us with or into another person or any merger of another person with or into us (with certain exceptions), or in case of any conveyance, transfer or lease of substantially all of our assets as an entirety, each convertible debt security then outstanding will, without the consent of any holder, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, conveyance, transfer or lease by a holder of the number of shares of common stock into which such debt security was convertible immediately prior thereto, after giving effect to any adjustment event, who failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares.

   Form, Exchange, Registration and Transfer. We may issue debt securities of a series in definitive form solely as registered securities, solely as bearer securities or as both. Unless otherwise indicated in a prospectus supplement, bearer securities will have interest coupons attached. The indentures also provide that debt securities of a series may be issuable in temporary or permanent global form.

   Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder of such securities may at its option, subject to the terms of the applicable indenture, exchange bearer securities of such series for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon, relating to such date for payment of interest. Interest accrued as of such date will not be payable on the registered security issued in exchange for such bearer security, but will be payable only to the holders of such coupon, when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

   Registered securities may be presented for registration of transfer at the office of the registrar or at the office of any transfer agent that we designate for such purpose. Such transfer or exchange will be effected once the registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as registrar. We may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, if we issue debt securities of a series solely as registered securities, we will be required to maintain a transfer agent in each place of payment for such series and, if we issue debt securities of a series as bearer securities, we will be required to maintain (in addition to the registrar) a transfer agent in a place of payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities.

   If we redeem a portion of the debt securities of any series, we will not be required to:

  . issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days prior to the selection of debt securities of that series for redemption and ending on the close of business on:

    . if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption; and

    . if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

  . register the transfer of or exchange of any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

  . exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption.

   Payment and paying agents. Unless otherwise indicated in an applicable prospectus supplement,

  . payment of principal of, and any premium and interest on, bearer securities will be payable at the offices of paying agents outside the United States as we may designate from time to time; and

  . payment of interest on bearer securities on any interest payment date will be made only against surrender to the paying agent of the coupon relating to such interest payment date.

   Payment with respect to any bearer security will not be made at any of our offices or agencies in the United States, by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the preceding, payments of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars will be made at the offices of our paying agent in the Borough of Manhattan, the City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

   Unless otherwise indicated in a prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent designated by us from time to time. However, we may, at our option, make interest payments on registered securities by check mailed to the address of the person entitled thereto as such address appears in the security register. Payment of any installment of interest on registered securities will be made to the person in whose name such registered security is registered at the close of business on the regular record date for payment of such interest.

   Any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities will be named in a prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that:

  . if debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for such series; and

  . if debt securities of a series are issuable as bearer securities, we will be required to maintain

    . a paying agent in the Borough of Manhattan, the City of New York, for principal payments with respect to any registered securities of the series; and

    . a paying agent in a place of payment located outside the United States where debt securities of such series and any related coupons may be presented and surrendered for payment.

   All monies we pay to a paying agent for the payment of principal of, or any premium or interest on, any debt security that remain unclaimed at the end of two years after such amounts have become due and payable will be repaid to us. Following the repayment of such monies to us, the holder of a debt security or any coupon may look only to us for payment.

   Global Debt Securities. The debt securities of a series may be issued in whole or in part in global form and deposited with, or on behalf of, a depository identified in the prospectus supplement relating to such series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a registered global security may not be registered for transfer or exchange except as a whole by the depositary, the depositary's nominee or their respective successors as described in the applicable prospectus supplement.

   The specific terms of the depository arrangement with respect to a series of debt securities and limitations and restrictions relating to a series of bearer securities in the form of one or more global debt securities will be described in the prospectus supplement relating to such series.

   Events of Default. Any one of the following events will constitute an "Event of Default" under the indentures with respect to the debt securities of any series:

  . we do not pay interest on any debt securities of the applicable series or any appurtenant coupon when it becomes due and payable, and continuance of such default for a period of 30 days;

  . we do not pay principal or premium, if any, on any debt securities of the applicable series on its due date;

  . we fail to deposit any sinking fund payment when and as due by the terms of the debt securities of that series;

  . we fail to perform any other covenant with respect to that series in such indenture for 90 days after written notice;

  . certain events in bankruptcy, insolvency or reorganization occur involving the Company; or

  . any other Event of Default specified in the indentures or the applicable prospectus supplement occurs.

   An Event of Default with respect to a particular series of debt securities will not necessarily be an Event of Default with respect to any other series of debt securities.

   If an Event of Default occurs with respect to the debt securities of any series and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice as provided in the applicable indenture may declare the principal amount of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration.

   Each indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders, unless such holders have offered the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. However, the trustee is not obligated to take any action unduly prejudicial to holders not joining in such direction or subjecting the debt trustee to personal liability.

   We are required to furnish to the trustee annually a statement as to the performance of our obligations under each indenture and as to any default in performance under the indentures.

   Defeasance. If indicated in the applicable prospectus supplement, we will have two options to discharge our obligations under a series of debt securities before their maturity date. We may elect either

  . to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as described below) ("defeasance") or

  . to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance").

   To elect either option, we must deposit with the trustee for such series an amount of money and/or U.S. government obligations in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on, the debt securities of such series on the stated maturity of such payments.

   We may establish a trust to defease and discharge our obligations, only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

  . we have received from, or there has been published by, the Internal Revenue Service a ruling, or

  . since the date of the indenture there has been a change in applicable federal income tax law;

in either case to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge. The opinion must also provide that the holders of the debt securities will be subject to federal income tax on the same amounts and in the same manner as would have been the case if such deposit, defeasance and discharge had not occurred. In the event of any such defeasance and discharge, holders of debt securities of such series will be entitled to look only to such trust fund for payment of principal of, and any premium and any interest on their debt securities until maturity.

   Upon the occurrence of a defeasance, we will be deemed to have paid and discharged the entire indebtedness represented by the debt securities and any related coupons and to have satisfied all of our obligations, except for:

  . the rights of holders of the debt securities to receive, solely from the trust funds deposited to defease such debt securities, payments in respect of the principal of, premium, and/or interest, if any, on the debt securities or any related coupons when such payments are due; and

  .  certain other obligations as provided in the indentures.

   Covenant Defeasance. Each indenture provides that, if so specified with respect to any series of debt securities, we may omit to comply with certain restrictive covenants, but we may not omit to comply with our obligations respecting the conversion of debt securities of such series into common stock. Any such omission will not be an Event of Default with respect to the debt securities of such series, upon the deposit with the trustee, in trust, of money and/or U.S. government obligations in an amount sufficient to pay the principal of, and premium, if any, and each installment of interest on, the debt securities of such series on the stated maturity of such payments. Our other obligations will remain in full force and effect. Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance. The opinion must also provide that holders of the debt securities will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

   Federal Income Tax Consequences Relating to Defeasance and Covenant Defeasance. Under current United States federal income tax law, defeasance and discharge would likely be treated as a taxable exchange of debt securities to be defeased for an interest in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such debt securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such debt securities.

   Modification of the Indentures and Waiver. With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected, the trustee and we may modify or amend either indenture. However, any modification or amendment may not, without the consent of each holder affected by such modification or amendment:

  . change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  .  change the redemption date with respect to any debt security;

  . reduce the principal amount of, or premium or interest on, any debt security;

  .  change any of our obligations to pay additional amounts;

  . reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

  . change the coin or currency in which any debt security or any premium or interest thereon is payable;

  .  change the redemption right of any holder;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or any conversion right with respect to any debt security;

  . reduce the percentage in principal amount of outstanding securities of any series, the consent of whose holders is required to modify or amend such indenture or to waive compliance with certain provisions of such indenture or to waive certain defaults;

  . reduce the requirements contained in such indenture for quorum or voting;

  . change any of our obligations to maintain an office or agency in the places and for the purposes required by such indenture;

  .  adversely affect the right to convert subordinated debt securities; or

  .  modify any of the above provisions.

   The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of Senior Indebtedness (as defined below) then outstanding that would be adversely affected by such an amendment.

   The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture under which such series has been issued. The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to any debt securities of that series, except a default:

  . in the payment of principal of, or premium, if any, or any interest on, any debt security of such series; or

  . in respect of a covenant or provision of such indenture that cannot be modified or amended without the consent of the holder of each outstanding security of such series affected.

   Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, or are present at a meeting of the holders of debt securities for quorum purposes:

  . the principal amount of an original issue discount security that is deemed to be outstanding will equal the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the maturity of such debt security; and

  . the principal amount of a debt security denominated in a foreign currency or currency units will equal the U.S. dollar equivalent, determined on the date of original issuance of such debt security, of the principal amount of such debt security or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of such debt security, of the amount determined as provided in the preceding bullet point.

   Meetings. Each indenture contains provisions for convening meetings of the holders of debt securities of a series issuable as bearer securities. A meeting may be called at any time by the trustee, and also, upon request by us or the holders of at least 10% in aggregate principal amount of the outstanding debt securities of that series, in any such case upon notice given in accordance with the provisions described under "--Notices" below. Except for any consent that must be given by the holders of each outstanding debt security affected, any resolution presented at a meeting may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Except for any consent or waiver that must be given by the holder of each outstanding security, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of less than a majority in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and related coupons. The quorum at any meeting, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding securities of a series.

   Consolidation, Merger and Sale of Assets. Under each indenture, we may, without the consent of the holders of any of the outstanding debt securities, consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any other corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that:

  . any successor person assumes our obligations on the debt securities under such indenture;

  . after giving effect to the transaction no event of default has occurred and is continuing; and

  .  certain other procedural conditions are met.

   Notices. Except as otherwise provided in the indentures, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such bearer securities. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the register.

   Title. Title to any bearer securities and any related coupons will pass by delivery. We, the trustee and any of our agents or agents of the trustee may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security as the owner thereof for all purposes.

   Replacement of Securities. Any mutilated debt security or a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of such debt security to the trustee. Debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to the trustee of the debt security and coupons or evidence of destruction, loss or theft satisfactory to us and the trustee. In the case of any coupon that becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new debt security in exchange for the debt security to which such coupon relates. In the case of a destroyed, lost or stolen debt security or coupon, the holder of such debt security or coupon may be required to provide indemnity satisfactory to the trustee and us before a replacement debt security will be issued.

   Governing Law. The indentures, the debt securities and coupons will be governed by, and construed in accordance with, the laws of the State of New York.

   Regarding the Trustee. We and certain of our subsidiaries from time to time borrow money from, and maintain deposit accounts and conduct certain banking transactions with, Bank One, National Association in the ordinary course of their business.

   The indentures contain certain limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

   Pursuant to the Trust Indenture Act of 1939, should a default occur with respect to either the senior debt securities or the subordinated debt securities, Bank One Trust Company, National Association, would be required to resign as trustee under one of the indentures within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

Provisions Applicable Solely to Senior Debt Securities

   Senior debt securities will be issued under the senior debt indenture. Each series of senior debt securities will rank equally as to the right of payment of principal and any premium and interest with each other series issued under the senior debt indenture and will rank senior to all subordinated debt securities that may be issued. We will describe any restrictive covenants for any series of senior debt securities in the prospectus supplement.

Provisions Applicable Solely to Subordinated Debt Securities

   Subordination. The subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our Senior Indebtedness (as defined below).

   "Indebtedness" is defined in the subordinated debt indenture as, with respect to any person, (a) all liabilities and obligations, contingent or otherwise, of any such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a capitalized lease obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under interest swap and hedging obligations; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any capital stock and (d) any and all deferrals, renewals, extensions, refinancings, refundings (whether direct or indirect) of any liability of the kind described in any of the preceding clause (a), (b) or
(c), or this clause (d), whether or not between or among the same parties.

   "Junior Security" is defined in the subordinated debt indenture as any qualified capital stock of any person and any Indebtedness of such person that is subordinated in right of payment to the securities of each series then outstanding and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the latest stated maturity of the principal of any outstanding securities.

   "Senior Indebtedness" is defined in the subordinated debt indenture as our Indebtedness (as defined below), whether outstanding on the date of the subordinated debt indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior, in right of payment, to the subordinated debt securities or to other Indebtedness which ranks equally with, or is subordinated to, the subordinated debt securities; provided, however, that in no event will Senior Indebtedness include (a) our Indebtedness owed or owing to any of our Subsidiaries or any officers, directors or employees of ours or any of our Subsidiaries, except in respect of deferred compensation in an amount not to exceed $10,000,000 at any one time, (b) Indebtedness to trade creditors, (c) any liability for taxes we owe and (d) the subordinated debt securities.

   The subordinated debt indenture provides that no payment may be made by us on account of the principal of or any premium or interest on the subordinated debt securities, or to acquire any of the subordinated debt securities (including repurchases of subordinated debt securities at the option of the holders) for cash or property (other than Junior Securities), or on account of any redemption provisions of the subordinated debt securities:

  . upon the maturity of any our Senior Indebtedness by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of and any premium and interest on such Senior Indebtedness are first paid in full (or such payment is duly provided for); or

  . in the event of default in the payment of any principal of or any premium or interest on any Senior Indebtedness when it becomes due and payable, whether at stated maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

   Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Indebtedness or their representative immediately to accelerate its maturity and (ii) written notice of such event of default given to us and the trustee by the holders of at least 25% in the aggregate principal amount outstanding of such Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set off or otherwise) may be made by or on behalf of us on account of the principal of or any premium or interest on the subordinated debt securities, or to acquire or repurchase any of the subordinated debt securities for cash or property, or on account of any redemption provisions of the subordinated debt securities, in any such case other than payments made with our Junior Securities. Notwithstanding the preceding, unless (i) the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, we will be required to pay all sums not paid to the holders of the subordinated debt securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the subordinated debt securities. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days and (ii) no event of default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) will be made the basis for the commencement of any other Payment Blockage Period.

   Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities, (i) the holders of all Senior Indebtedness will first be entitled to receive payment in full (or have such payment duly provided for) before the holders of subordinated debt securities are entitled to receive any payment on account of the principal of or any premium or interest on the subordinated debt securities (other than Junior Securities) and (ii) any payment or distribution of our assets of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the holders of subordinated debt securities or the trustee on behalf of such holders would be entitled (by set off or otherwise), except for the subordination provisions contained in the subordinated debt indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of subordinated debt securities of Senior Indebtedness or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

   Notwithstanding the preceding, if any payment or distribution of our assets (other than Junior Securities) is received by the trustee or the holders of subordinated debt securities at a time when such payment or distribution is prohibited by the foregoing provisions, then such payment or distribution will be received and held in trust by the trustee or such holders for the benefit of the holders of Senior Indebtedness. Such payment or distribution shall be paid or delivered by the trustee or such holders, as the case may be, to the holders of the Senior Indebtedness remaining unpaid or unprovided for, to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness.

   No provisions contained in the subordinated debt indenture or the subordinated debt securities will affect our obligation, which is absolute and unconditional, to pay, when due, principal of and any premium and interest on the subordinated debt securities as and when the same shall become due and payable. The subordination provisions of the subordinated debt indenture and the subordinated debt securities will not prevent the occurrence of any event of default under the subordinated debt indenture or limit the rights of the trustee or any holder of subordinated debt securities, subject to the three preceding paragraphs, to pursue any other rights or remedies with respect to the subordinated debt securities.

   The prospectus supplement respecting any series of subordinated debt securities will set forth any subordination provisions applicable to such series in addition to or different from those described above.

   By reason of such subordination, in the event of our insolvency, holders of Senior Indebtedness and holders of our other obligations that are not subordinated to Senior Indebtedness may receive more, ratably, than holders of the subordinated debt securities. However, this subordination will not prevent the occurrence of an event of default or limit the right of acceleration in respect of the subordinated debt securities.

                        DESCRIPTION OF TRUST SECURITIES

   The trust may issue trust preferred securities and trust common securities under the terms of the trust agreement. The trust preferred securities will represent undivided beneficial interests in the assets of the trust. We will own all of the trust common securities. Selected provisions of the trust agreement are summarized below. This summary is not complete. The form of trust agreement will be filed with the SEC, and you should read the trust agreement for provisions that may be important to you. The trust agreement has been qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the trust preferred securities. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated herein by reference.

General

   The trust preferred securities and trust common securities issued by the trust will be substantially the same except that, if there is an event of default under the trust agreement, as described below, the rights of the holders of the trust preferred securities will be entitled to priority in right of payment over the holders of trust common securities. All of the trust common securities of the trust will be owned by us.

   The trust will invest the proceeds from any issuance of the trust preferred securities, together with the consideration we pay for the trust common securities, to purchase trust debentures from us. Legal title in the trust debentures will be held by the property trustee in trust for the benefit of holders of the trust securities.

   In accordance with the trust agreement, the trust may not:

  .  borrow money;

  .  issue debt or any securities other than the trust securities;

  .  execute mortgages; or

  .  pledge any of its assets.

   We will guarantee distributions on the trust preferred securities on a limited basis to the extent described under the caption "Description of Guarantee." The guarantee will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the trust when the trust does not have funds on hand legally available for such payments. In such event, a remedy of a holder of trust preferred securities is to direct the property trustee to enforce its rights under the trust debentures. If the property trustee fails to enforce its rights with respect to the trust debentures held by the trust, any record holder of the trust preferred securities may, to the fullest extent permitted by law, institute legal proceedings directly against us to enforce the property trustee's rights under such trust debentures without first instituting any legal proceedings against the property trustee or any other person or entity. In addition, a holder of the trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of principal of, premium, if any, or interest on the trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the due date specified in the trust debentures.

   Holders of the trust preferred securities have no preemptive or similar rights.

Distributions

   Distributions on the trust preferred securities will be payable on the dates and at the rates set forth in a prospectus supplement. The distribution rate and the relevant distribution date for the trust securities will correspond to the payments and payment dates on the trust debentures. The revenue of the trust available for distribution to holders of the trust preferred securities will be limited to payments under the trust debentures in which the trust will invest the proceeds from the issuance and sale of the trust securities. If we fail to make interest payments on the trust debentures, the property trustee will not have funds available to pay distributions on the trust preferred securities.

   We may, on one or more occasions, defer the payment of interest on the trust debentures for a period not exceeding 10 consecutive semi-annual periods, unless a debenture event of default has occurred and is continuing. However, no deferral period shall end on a date other than an interest payment date or extend beyond the stated maturity date. Semi-annual distributions on the trust preferred securities will be deferred by the trust during any such deferral period. Distributions to which holders of the trust preferred securities are entitled during any such deferral period will accumulate additional distributions at the rate per annum set forth in the prospectus supplement.

   Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the requirements described above. No interest shall be due and payable during any deferral period, except at the end of the period.

   We must give the property trustee, the debenture trustee and the administrative trustees notice of our election to defer the payment of interest on the trust debentures at least five business days prior to the earlier of:

  . the date the distributions on the trust preferred securities would have been payable except for the election to begin such deferral period; or

  . the date the administrative trustees are required to give notice to any securities exchange or to holders of trust preferred securities of the record date or the date such distributions are payable, but in any event not less than five business days prior to such record date.

   There is no limitation on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust preferred securities. See "Description of Trust Debentures--Option to Extend Interest Payment Date."

   During any deferral period, we may not, and will not permit any of our subsidiaries to:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (subject to certain exceptions);

  . make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any of our debt securities, including other debentures, that rank pari passu with or junior in right of payment to the trust debentures; or

  . make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by us of the debt securities of any of our subsidiaries, including other guarantees, if such guarantee ranks pari passu with or junior in right of payment to the trust debentures.

Payment of Additional Sums

   If the trust is required to pay any taxes, duties, or other governmental charges imposed by the United States or any other taxing authority, we will be required to pay such additional sums necessary in order that the amount of distributions then due and payable by the trust on the outstanding trust preferred securities and trust common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject.

Redemption

   Whenever trust debentures are repaid (other than following the distribution of the trust debentures to the holders of the trust securities), whether at maturity or earlier redemption, the property trustee will apply the proceeds to redeem a Like Amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days' notice of a date of redemption to the holders of the trust securities, at the applicable redemption price, which shall be equal to:

  . in the case of the payment of the trust debentures on the stated maturity date, the maturity redemption price equal to the principal amount of, plus accrued and unpaid interest on, the trust debentures;

  . in the case of the optional prepayment of the trust debentures, upon the occurrence and continuation of a Special Event, the Special Event Redemption Price equal to the Special Event Prepayment Price in respect of the trust debentures; and

  . in the case of the optional prepayment of the trust debentures, the optional redemption price equal to the optional prepayment price in respect of the trust debentures.

   See "Description of Trust Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the trust debentures are to be prepaid on a redemption date, then the proceeds of such prepayment shall be allocated pro rata among the trust securities.

   "Like Amount" means:

  . with respect to a redemption of the trust securities, trust securities having a liquidation amount equal to the principal amount of trust debentures to be paid in accordance with their terms; and

  . with respect to a distribution of trust debentures upon the dissolution and liquidation of the trust, trust debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such trust debentures are being distributed.

   We will have the option to prepay the trust debentures:

  . in whole at any time or in part from time to time at the optional prepayment price; and

  . in whole but not in part, at any time within 90 days of the occurrence of a Special Event, at the Special Event Prepayment Price.

See "Description of Trust Debentures--Optional Prepayment" and "--Special Event Prepayment."

Redemption Procedures

   If applicable, trust securities will be redeemed at the applicable redemption price with the proceeds from the contemporaneous repayment or prepayment of the trust debentures. Any redemption of trust securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the trust has funds legally available for the payment of the applicable redemption price. See also "--Subordination of Trust Common Securities."

   If the trust gives a notice of redemption in respect of the trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available, with respect to the trust preferred securities held by DTC or its nominees, the property trustee will deposit with DTC funds sufficient to pay the applicable redemption price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the trust preferred securities held in certificated form, the property trustee, to the extent funds are legally available, will deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders of the trust preferred securities upon surrender of their certificates evidencing the trust preferred securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, distributions payable on or prior to the redemption date shall be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds are deposited as required, then upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of the holders of the trust preferred securities to receive the applicable redemption price, and the trust preferred securities will cease to be outstanding.

   If any redemption date of trust preferred securities is not a business day, then the redemption price will be paid on the next succeeding day that is a business day. If the next succeeding business day falls in the next calendar year, then the required payment will be made on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee:

  . distributions on trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust to the date the redemption price is actually paid; and

  . the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

   Our subsidiaries or we may, subject to applicable law, from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

   The trust may not redeem fewer than all of the outstanding trust preferred securities unless all accumulated and unpaid distributions have been paid on all trust preferred securities for all semi-annual distribution periods terminating on or prior to the redemption date. If less than all of the issued trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate amount of such trust preferred securities and trust common securities to be redeemed shall be allocated pro rata among the trust preferred securities and the trust common securities. The property trustee will select on a pro rata basis the particular outstanding trust preferred securities to be redeemed not more than 60 days prior to the redemption date, by such method as the property trustee shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred security selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities at its registered address. Unless we default in payment of the applicable redemption price on, or in the repayment of, the trust debentures, on and after the redemption date distributions will cease to accrue on the trust securities called for redemption.


Exchange

   If at any time we or any of our affiliates hold any trust preferred securities, we may deliver to the property trustee all or any portion of such trust preferred securities as we elect and receive, in exchange therefore, a like amount of debentures. Such election (i) will be exercisable effective on any date of distribution upon delivery by us or our affiliate to the property trustee of a written notice of such election specifying the liquidation amount of trust preferred securities with respect to which such election is being made and the date of distribution on which such exchange will occur, which distribution date shall be not less than ten business days after the date of receipt by the property trustee of such election notice, and (ii) will be conditioned upon us or our affiliate having delivered or caused to be delivered to the property trustee or its designee the trust preferred securities which are the subject of such election by 10:00 A.M., New York time, on the distribution date on which such exchange is to occur. After the exchange, such trust preferred securities will be canceled and will no longer be deemed to be outstanding and all rights of ours or our affiliates with respect to such trust preferred securities will cease.

   In the case of an exchange described in the preceding paragraph, the trust will, on the date of such exchange, exchange debentures having a principal amount equal to a proportional amount of the aggregate liquidation amount of the outstanding trust common securities, based on the ratio of the aggregate liquidation amount of the trust preferred securities exchanged pursuant to the preceding paragraph divided by the aggregate liquidation amount of the trust preferred securities outstanding immediately prior to such exchange, for such proportional amount of trust common securities held by us (which contemporaneously will be canceled and no longer be deemed to be outstanding); provided, that we deliver or cause to be delivered to the property trustee or its designee the required amount of trust common securities to be exchanged by 10:00 A.M., New York time, on the date of distribution on which such exchange is to occur.

Liquidation of the Trust and Distribution of Trust Debentures

   The trust shall automatically dissolve upon the first to occur of:

  .  our bankruptcy, dissolution or liquidation;

  . the distribution of a Like Amount of the trust debentures to the holders of the trust securities, if we have directed the property trustee in writing to dissolve the trust;

  .  the expiration of the term of the trust;

  .  redemption of all of the trust preferred securities; and

  . the entry of an order for dissolution of the trust by a court of competent jurisdiction.

   We have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust, cause the trust debentures to be distributed to the holders of the trust securities in liquidation of the trust. This right is subject to the administrative trustees having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of trust preferred securities.

   If a dissolution occurs as described in bullet points one through three above, the trust will be liquidated by the administrative trustees as expeditiously as possible. After satisfaction of liabilities to the trust's creditors, the administrative trustees will distribute to the holders of the trust securities a Like Amount of the trust debentures, unless such distribution is determined by the property trustee not to be practicable. In such case, the holders will be entitled to receive pro rata out of the assets of the trust legally available for distribution to holders an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the trust has insufficient assets on hand legally available to pay in full the aggregate liquidation distribution, then the amount payable directly by the trust on the trust securities will be paid on a pro rata basis, except that if a debenture event of default has occurred and is continuing, the trust preferred securities shall have a priority over the trust common securities. See "--Subordination of Trust Common Securities."

   If we elect not to prepay the trust debentures before maturity in accordance with their terms and either elect not to or are unable to dissolve and liquidate the trust and distribute the trust debentures to holders of the trust securities, the trust securities will remain outstanding until the repayment of the trust debentures on the stated maturity date.

   After the liquidation date is fixed for any distribution of trust debentures to holders of the trust securities,

  .  the trust securities will no longer be deemed to be outstanding;

  . DTC or its nominee will receive, in respect of each registered global certificate, if any, representing trust securities and held by it, a registered global certificate or certificates representing the trust debentures to be delivered upon such distribution; and

  . any certificates representing trust securities not held by DTC or its nominee will be deemed to represent trust debentures having a principal amount equal to the liquidation amount of such trust securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such trust securities until such certificates are presented to the administrative trustees or their agent for cancellation. We will then issue to such holder, and the debenture trustee will authenticate, a certificate representing such trust debentures.


Subordination of Trust Common Securities

   Payment of distributions on, and the redemption price of, the trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if on any distribution date or redemption date a debenture event of default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

   In the case of any event of default under the trust agreement, we, as holder of the trust common securities, will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default with respect to the trust preferred securities is cured, waived or otherwise eliminated. Until any such event of default is so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of us, as holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

   The occurrence of a debenture event of default constitutes an event of default under the trust agreement. See "Description of Trust Debentures-- Debenture Events of Default."

   Within five business days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee will transmit notice of such default to the holders of the trust preferred securities, the administrative trustees and us, unless such default is cured or waived. We are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the trust agreement. The administrative trustees are also burdened by a similar reporting obligation.

   Upon the occurrence of a trust agreement event of default, the debenture trustee or the property trustee as the holder of the trust debentures will have the right under the debenture indenture to declare the principal of and interest on the trust debentures to be immediately due and payable.

   If a trust agreement event of default occurs and is continuing, then the holders of a majority in aggregate liquidation amount of trust preferred securities have the right to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee under the trust agreement to exercise the remedies available to it as holder of the trust debentures. If the property trustee fails to enforce its rights with respect to the trust debentures held by the trust, any record holder of trust preferred securities may, to the fullest extent permitted by law, institute legal proceedings directly against us to enforce the property trustee's rights under such trust debentures without first instituting any legal proceedings against such property trustee or any other person or entity. In addition, if a trust agreement event of default has occurred and is continuing and such event is attributable to our failure to pay interest, principal or other required payments on the trust debentures issued to the trust on the date such interest, principal or other payment is otherwise payable, then a record holder of trust preferred securities may, on or after the respective due dates specified in the trust debentures, institute a proceeding directly against us for enforcement of payment on trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by such holder. In connection with such an action, we will be subrogated to the rights of such record holder of trust preferred securities to the extent of any payment made by us to such record holder of trust preferred securities.

   If a debenture event of default has occurred and is continuing, the trust preferred securities shall have a preference over the trust common securities as described under "--Liquidation of the Trust and Distribution of Trust Debentures" and "--Subordination of Trust Common Securities."

Removal of Issuer Trustees

   Unless a debenture event of default occurs and is continuing, any issuer trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the trust common securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

   The trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "--Liquidation of the Trust and Distribution of Trust Debentures." The trust may, at our request and with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that:

  .  such successor entity either:

    . expressly assumes all of the obligations of the trust with respect to the trust securities and the trust agreement; or

    . substitutes for the trust securities other securities having substantially the same terms as the trust securities (the "Successor Securities") so long as the Successor Securities rank the same as the trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  . we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the trust debentures;

  . the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust securities are then listed or quoted, if any;

  . if the trust preferred securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities (including any Successor Securities) or, if the trust debentures are so rated, the trust debentures, to be downgraded by any such nationally recognized statistical rating organization;

  . such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect;

  . such successor entity has a purpose substantially identical to that of the trust;

  . prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

    . such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect; and

    . following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease,

     . neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

     . the trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes;

  . we or any permitted successor or assignee own all of the trust common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee and the common guarantee; and

  . there shall have been furnished to the property trustee an officer's certificate and an opinion of counsel, each to the effect that all conditions precedent in the trust agreement to such transaction have been satisfied.

   Notwithstanding the foregoing, the trust will not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes or would cause the holders of the trust securities not to be treated as owning an undivided interest in the trust debentures.

Voting Rights; Amendment of the Trust Agreement

   Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the trust preferred securities will have no voting rights.

   The trust agreement may be amended from time to time by us and the administrative trustees, without the consent of the holders of the trust securities:

  . to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement; or

  . to modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act;

provided, however, that in each such case the interests of the holders of the trust securities shall not be adversely affected in any material respect. Any amendments of the trust agreement pursuant to the foregoing shall become effective once notice is given to the holders of the trust securities.

   We and the issuer trustee may amend the trust agreement:

  . with the consent of holders representing a majority (based upon liquidation amount) of the outstanding trust securities; and

  . upon receipt by the issuer trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the issuer trustees in accordance with such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act;

provided that, without the consent of each holder of trust securities, the trust agreement may not be amended to:

  . change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

  . restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

   So long as any trust debentures are held by the trust, the issuer trustees will not:

  . direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the debenture trustee with respect to the trust debentures;

  .  waive any past defaults under the indenture;

  . exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the trust debentures; or

  . consent to any amendment, modification or termination of the indenture or the trust debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities.

However, where a consent under the indenture would require the consent of each holder of trust debentures affected thereby, no such consent shall be given by the property trustee without the prior consent of each holder of the trust preferred securities. The issuer trustees will not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except pursuant to a subsequent vote of such holders. The property trustee shall notify each holder of trust preferred securities of any notice of default that it receives with respect to the trust debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the issuer trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action.

   Any required approval of holders of trust preferred securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent (without prior notice). The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

   No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel the trust preferred securities in accordance with the trust agreement.

   Notwithstanding that holders of the trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that we own, the issuer trustees or any of our affiliates or any affiliate of the issuer trustee shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

   Payments in respect of trust preferred securities held in global form will be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates, or in respect of trust preferred securities that are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent will initially be the property trustee or an affiliate of the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee, the administrative trustees and us. If the property trustee or an affiliate of the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Form, Denomination, Book-Entry Procedures and Transfer

   Unless otherwise specified in the applicable prospectus supplement, the trust preferred securities will be in registered, global form. The global trust preferred securities will be deposited upon issuance with DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

   A global preferred security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global trust preferred securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the global trust preferred securities may not be exchanged for trust preferred securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities."

Depositary Procedures

   DTC has advised the trust and us that DTC is a limited-purpose trust company organized under the New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of security certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants of DTC. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

   DTC has also advised the trust and us that it has established procedures to provide that:

  . upon deposit of the global trust preferred securities, DTC will credit the accounts of participants designated by the exchange agent with portions of the liquidation amount of the global trust preferred securities; and

  . ownership of such interests in the global trust preferred securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and indirect participants (with respect to other owners of beneficial interests in the global trust preferred securities).

Investors in the global trust preferred securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations, which are participants in such system. All interests in a global preferred security will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream Banking, Societe Anonyme, may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global preferred security to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global preferred security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the trust preferred securities, see "--Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities."

   Except as described below, owners of interests in the global trust preferred securities will not have trust preferred securities registered in their name, will not receive physical delivery of trust preferred securities in certificated form and will not be considered the registered owners or holders thereof under the trust agreement for any purpose.

   Payments in respect of each global preferred security registered in the name of DTC or its nominee will be payable by the property trustee to DTC in its capacity as the registered holder under the trust agreement. Under the terms of the trust agreement, the property trustee will treat the persons in whose names the trust preferred securities, including the global trust preferred securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent thereof has or will have any responsibility or liability for:

  . any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global trust preferred securities, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global trust preferred securities; or

  . any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

   DTC has advised the trust and us that its current practice, upon receipt of any payment in respect of securities such as the trust preferred securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of trust preferred securities represented by global trust preferred securities will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the property trustee, the trust or us. None of the trust, the Company or the property trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the trust preferred securities, and the trust, the Company and the property trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

   Interests in the global trust preferred securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

   DTC has advised the trust and us that it will take any action permitted to be taken by a holder of trust preferred securities only at the direction of one or more participants to whose account with DTC interests in the global trust preferred securities are credited and only in respect of such portion of the liquidation amount of the trust preferred securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the trust agreement, DTC reserves the right to exchange the global trust preferred securities for trust preferred securities in certificated form and to distribute such trust preferred securities to its participants.

   The information in this section concerning DTC and its book-entry system has been obtained from sources that the trust and we believe to be reliable, but neither the trust nor we take responsibility for the accuracy thereof.

   Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global trust preferred securities among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the trust, the Company or the property trustee will have any responsibility for the performance by DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities

   A global preferred security is exchangeable for trust preferred securities in certificated form if:

  . DTC notifies the trust that it is unwilling or unable to continue as depositary for the global preferred security or has ceased to be a clearing agency registered under the Exchange Act, and the trust fails to appoint a successor depositary within 90 days;

  . we, on behalf of the trust, in our sole discretion elect to cause the issuance of the trust preferred securities in certificated form; or

  . there shall have occurred and be continuing an event of default under the trust agreement.

   In addition, beneficial interests in a global preferred security may be exchanged for certificated trust preferred securities upon request but only upon at least 20 days' prior written notice given to the property trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated trust preferred securities delivered in exchange for any global preferred security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Registrar and Transfer Agent

   The property trustee will act as registrar and transfer agent for the trust preferred securities.

   Registration of transfers of the trust preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of the trust preferred securities after they have been called for redemption.

Information Concerning the Property Trustee

   The property trustee, other than during the occurrence and continuance of a trust agreement event of default, will perform only such duties as are specifically set forth in the trust agreement and, during the existence of a trust agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no trust agreement event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the trust preferred securities or the trust common securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by us and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

   Bank One Trust Company, National Association will serve as the property trustee, the debenture trustee and the guarantee trustee. Bank One Delaware, Inc. will serve as the Delaware trustee. We, as well as certain of our subsidiaries, from time to time borrow money from, and maintain deposit accounts and conduct certain banking transactions with, Bank One, National Association in the ordinary course of our business.

Miscellaneous

   The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the trust debentures will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine in our discretion is necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the trust Securities.

   The trust agreement and the trust preferred securities will be governed by and construed in accordance with the internal laws of the State of Delaware.

                        DESCRIPTION OF TRUST DEBENTURES

   The trust debentures will be issued under a debenture indenture, as supplemented or amended from time to time to be entered into between us and Bank One Trust Company, as debenture trustee. The debenture indenture has been qualified under the Trust Indenture Act of 1939. This summary of certain terms and provisions of the trust debentures and the debenture indenture does not purport to be complete and is subject to and is qualified in its entirety by reference to the debenture indenture and those terms made a part of the debenture indenture by the Trust Indenture Act.

General

   The trust will invest the proceeds obtained from any issuance of trust preferred securities, together with the consideration paid by us for the trust common securities, in trust debentures issued by us. The trust debentures will bear interest from the same date and at the same rate as the trust preferred securities. It is anticipated that, until the liquidation, if any, of the trust, each trust debenture will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

   The trust debentures will be issued in denominations of $1,000 and integral multiples thereof. The trust debentures will mature on the date provided.

   The trust debentures will rank equally with all other debentures and will be unsecured, subordinate, and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the debenture indenture. See "--Subordination."

Subordination

   In the debenture indenture, we have covenanted and agreed that any trust debentures issued under the debenture indenture will be subordinate and junior in right of payment to all Senior Indebtedness. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to our Company, all Senior Indebtedness must be paid in full before the holders of trust debentures will be entitled to receive or retain any payment in respect thereof.

   In the event of the acceleration of the maturity of trust debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of trust debentures will be entitled to receive or retain any payment in respect of the trust debentures.

   No payments on account of principal, or premium, or interest, if any, in respect of the trust debentures may be made if a default in any payment with respect to Senior Indebtedness has occurred and is continuing, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

   "Indebtedness" means:

  .  all of our obligations for money borrowed;

  . all of our obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

  . all of our reimbursement obligations with respect to letters of credit, banker's acceptances or similar facilities issued for our account;

  . all of our obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

  .  all of our capital lease obligations;

  . all our indebtedness, whether incurred on or prior to the date of the debenture indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

  . every obligation of the type referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have guaranteed or are responsible or liable, directly or indirectly, as obligor or otherwise.

   "Indebtedness Ranking on a Parity with the Trust Debentures" means:

  . Indebtedness, whether outstanding on the date of execution of the debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks equally with and not prior to the trust debentures in right of payment upon the happening of our dissolution or winding-up or liquidation or reorganization; and

  . all other debt securities, and guarantees in respect of those debt securities (including other debentures and other guarantees), issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with us that is our financing vehicle in connection with the issuance by such financing vehicle of equity securities that are similar to the trust preferred securities or other securities guaranteed by us.

   The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Trust Debentures, will not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Trust Debentures.

   "Indebtedness Ranking Junior to the Trust Debentures" means any Indebtedness, whether outstanding on the date of execution of the debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks junior to and not equally with or prior to the trust debentures (and any other Indebtedness Ranking on a Parity with the Trust Debentures) in right of payment upon the happening of the our dissolution or winding-up or liquidation or reorganization. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Trust Debentures will not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Trust Debentures.

   "Senior Indebtedness" means all Indebtedness, whether outstanding on the date of execution of the debenture indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Trust Debentures or Indebtedness Ranking Junior to the Trust Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

   We are a holding company and all of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from our subsidiaries. Holders of trust debentures should look only to us for payments on the trust debentures.

   Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the trust preferred securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. Accordingly, the trust debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries. The debenture indenture does not limit us or any of our subsidiaries from incurring or issuing other secured or unsecured debt, including Senior Indebtedness.

Cancellation

   All debentures surrendered for payment, redemption, transfer or exchange shall, if surrendered to any person, other than the property trustee, be delivered to the property trustee, and any such debentures and debentures surrendered directly to the property trustee for any such purpose shall be promptly canceled by it. We may at any time deliver to the property trustee for cancellation any debentures previously authenticated and delivered hereunder which we may have acquired in any manner whatsoever, and all debentures so delivered shall be promptly canceled by the property trustee.

Option to Extend Interest Payment Date

   So long as no debenture event of default has occurred and is continuing, we will have the right under the debenture indenture at any time and from time to time during the term of the trust debentures to defer the payment of interest for a period not exceeding 10 consecutive semi-annual periods. However, no deferral period shall end on a date other than an interest payment date or extend beyond the stated maturity date. At the end of such deferral period, we must pay all interest then accrued and unpaid.

   During any such deferral period, we may not, and will not permit any of our subsidiaries to:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (other than

    (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock;

    (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

    (c) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

    (d) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

    (e) purchases of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans);

  . make any payment of principal of, or premium, if any, or interest on or repay, repurchase or redeem any of our debt securities (including other debentures) that rank pari passu with or junior in right of payment to the trust debentures; or

  . make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by us of the debt securities of any of our subsidiaries (including other guarantees) if such guarantee ranks pari passu with or junior in right of payment to the trust debentures.

   Prior to the termination of any deferral period, we may further extend such deferral period, so long as such extension does not cause such deferral period to exceed 10 consecutive semi-annual periods, end on a date other than an interest payment date or extend beyond the stated maturity date. Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable during a deferral period, except at the end thereof. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election to defer payment of interest on the trust debentures at least five business days prior to the earlier of:

  . the date the distributions on the trust securities would have been payable except for the election to begin or extend such deferral period; or

  . the date the administrative trustees are required to give notice to any securities exchange or to holders of capital securities of the record date or the date such distributions are payable, but in any event not less than five business days before such record date. The property trustee shall give notice of our election to begin or extend a new deferral period to the holders of the trust preferred securities. There is no limitation on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust debentures.

Optional Prepayment

   The trust debentures may be prepayable, in whole at any time or in part from time to time, at our option at a prepayment price to the extent and as set forth in a prospectus supplement.

Special Event Prepayment

   If a Special Event occurs and is continuing, we may, at our option, prepay the trust debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price equal to 100% of the principal amount of the trust debentures to be redeemed plus accrued and unpaid interest thereon (including Additional Sums, if any) to the date of redemption.

   A "Special Event" means a Tax Event or an Investment Company Event.

   "Investment Company Event" means the receipt by the trust and us of an opinion of counsel from counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the trust preferred securities, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the original issuance of the trust preferred securities.

   A "Tax Event" means the receipt by us and the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any amendment or change in any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the issue date, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the trust debentures, (ii) interest payable by us on the trust debentures is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes, or (iii) the trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust debentures to be prepaid at its registered address. Unless we default in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such trust debentures called for prepayment.

Additional Sums

   If the trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, we will pay as additional amounts on the trust debentures such additional amounts as may be necessary in order that the amount of distributions then due and payable by the trust on the outstanding trust securities shall not be reduced as a result of any such additional taxes, duties and other governmental charges.

Certain Covenants of the Company

   We covenant in the debenture indenture that if and so long as the trust is the holder of all trust debentures, we, as borrower, will pay to the trust all fees and expenses related to the trust and the offering of the trust securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the trust but excluding obligations under the trust securities).

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

   We also covenant that we will not, and will not permit any subsidiary to:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (subject to certain exceptions);

  . make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of our debt securities (including other debentures) that rank pari passu with or junior in right of payment to the trust debentures; or

  . make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by us of the debt securities of any of our subsidiaries (including under other guarantees) if such guarantee ranks pari passu or junior in right of payment to the trust debentures, if at such time (1) there shall have occurred any event of which we have actual knowledge that (a) with the giving of notice or the lapse of time, or both, would be a debenture event of default and (b) in respect of which we do not take reasonable steps to cure, (2) a debenture event of default has occurred and is continuing, (3) if such trust debentures are held by the property trustee, we will be in default with respect to our payment of any obligations under the guarantee or (4) we have given notice of our election of a deferral period as provided in the indenture, or such deferral period, or any extension thereof, shall have commenced and be continuing.

   So long as the trust securities remain outstanding, we also covenant:

  . to maintain 100% direct or indirect ownership of the trust common securities; provided, however, that any successor to us is permitted under the indenture to succeed to our ownership of such trust common securities;

  .  to use our reasonable efforts to cause the trust:

    . to remain a business trust, except in connection with the distribution of trust debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement; and

    . to otherwise continue to be treated as a grantor trust for United States federal income tax purposes; and

  . to use our reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the trust debentures.

Modification of Indenture

   From time to time we and the debenture trustee may, without the consent of the holders of trust debentures, amend the debenture indenture for specified purposes, including, among other things, to cure any ambiguity or to correct or supplement any provision contained in the debenture indenture or any supplemental indenture which is defective or inconsistent with any other provision contained therein (provided that any such action does not materially adversely affect the interest of the holders of trust debentures) and qualifying, or maintaining the qualification of, the debenture indenture under the Trust Indenture Act.

   The debenture indenture contains provisions permitting us and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of trust debentures, to amend the debenture indenture in a manner affecting the rights of the holders of trust debentures. However, no such modification may, without the consent of the holders of each outstanding trust debenture so affected:

  . change the stated maturity, or reduce the rate of interest or extend the time of payment of interest thereon except pursuant to our right under the debenture indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or reduce amount of premium on, the trust debentures or reduce the amount payable on redemption thereof or make the principal of, or interest or premium on, the trust debentures payable in any coin or currency other than that provided in the trust debentures, or impair or affect the right of any holder of trust debentures to institute suit for the payment thereof;

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

  . modify the provisions of the indenture with respect to the subordination of the trust debentures in a manner adverse to the holders;

  . reduce the percentage of principal amount of trust debentures, the holders of which are required to consent to any such modification of the debenture indenture, or are required to consent to any waiver provided for in the debenture indenture; or

  . modify certain other provisions of the debenture indenture relating to amendments and waivers of holders.

   Notwithstanding the preceding, if the trust debentures are held by the trust, an amendment will not be effective until the holders of a majority in liquidation amount of the trust securities have consented to the amendment. Further, if the consent of the holders of each trust security is required, an amendment will not be effective until each holder of the trust securities has consented to such amendment.

Debenture Events of Default

   The debenture indenture provides that any one or more of the following described events with respect to the trust debentures constitute a debenture event of default:

  . failure to pay any interest on the trust debentures or any other debentures when due for 30 days (subject to the deferral of any due date in the case of an Extension Period);

  . failure to pay any principal or premium, if any, on the trust debentures or any other debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

  . failure to perform, or breach of, any other covenant or warranty of the Company contained in the indenture for 90 days after written notice to us from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of trust debentures; or

  .  our bankruptcy, insolvency or reorganization.

   Within five business days after the occurrence of a debenture event of default actually known to the indenture trustee, the indenture trustee must transmit notice of such debenture event of default to the debenture holders, unless such debenture event of default has been cured or waived. The debenture indenture requires us (with the debenture trustee) to file a certificate as to the absence of certain defaults under the indenture each year.

   The holders of a majority in aggregate outstanding principal amount of the trust debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee or to exercise any trust or power conferred upon the debenture trustee under the debenture indenture. If a debenture event of default has occurred and is continuing, the debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the trust debentures may declare the principal amount on all trust debentures due and payable immediately upon a debenture event of default and should the debenture trustee or such holders of trust debentures fail to make such declaration, the holders of not less than 25% in aggregate liquidation amount of the trust preferred securities will have such right. The holders of a majority in aggregate outstanding principal amount of the trust debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the trust debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal of, and premium, if any, due otherwise than by acceleration (with any compounded interest due thereon) has been deposited with the debenture trustee, and should the holders of such trust debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the trust preferred securities will have such right.

   Prior to the declaration accelerating the maturity of the trust debentures, the holders of a majority in aggregate outstanding principal amount of the trust debentures may, on behalf of the holders of all the trust debentures, waive any past default or debenture event of default and its consequences, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by

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

acceleration has been deposited with the debenture trustee) or a default in respect of a covenant or provision which under the debenture indenture cannot be modified or amended without the consent of the holder of each outstanding trust debenture affected, and should the holders of such trust debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the trust preferred securities will have such right.

   In case a debenture event of default shall occur and be continuing, the property trustee will have the right to declare the principal of and the interest on such trust debentures and any other amounts payable under the debenture indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such trust debentures.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

   If a debenture event of default has occurred and is continuing and is attributable to our failure to pay the principal of (or premium, if any), or interest on the trust debentures on the date such payment is otherwise required, a holder of trust preferred securities may institute a direct action. We may not amend the debenture indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we will remain obligated to pay the principal of (or premium, if any) or interest on the trust debentures, and we will be subrogated to the rights of the holder of such trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to such holder in any direct action.

   The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the trust debentures unless there shall have been an event of default under the trust agreement. See "Description of Trust Preferred Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

   The debenture indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our properties as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into us or convey, transfer or lease our properties as an entirety or substantially as an entirety to us, unless:

  . in our case, we consolidate with or merge into another person or convey, transfer or lease our properties substantially as an entirety to any person, the successor person is organized and existing under the laws of the United States or any State or the District of Columbia, and such successor person expressly assumes our obligations on the trust debentures and the indenture;

  . immediately after giving effect thereto, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, has occurred and is continuing; and

  .  certain other procedural conditions prescribed in the indenture are met.

Satisfaction and Discharge

   The debenture indenture provides that when, among other things, all trust debentures not previously cancelled or delivered to the debenture trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for redemption within one year, and we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay on the stated maturity date or upon redemption of all the trust debentures not previously delivered to the debenture trustee for cancellation, the principal (and premium, if any) and interest due or to become due on the stated maturity date, or the redemption date, as the case may be, then the debenture indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the debenture indenture and to provide the officers' certificates and opinions of counsel described therein), and the we will be deemed to have satisfied and discharged the debenture indenture.

Form, Registration and Transfer

   If the trust debentures are distributed to the holders of the trust securities, the trust debentures may be represented by one or more global certificates registered in the name of DTC or its nominee. Under such circumstances, the depositary arrangements for the trust debentures would be expected to be substantially similar to those in effect for the preferred securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Preferred Securities-- Form, Denomination, Book-Entry Procedures and Transfer" and "--Depositary Procedures."

Payment and Paying Agents

   Payment of principal of (and premium, if any) and interest on trust debentures will be made at the office of the debenture trustee or at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of trust debentures in global form, (i) by check mailed to the address of the holder thereof as such address shall appear in the register for trust debentures or (ii) by transfer to an account maintained by the holder thereof, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any trust debenture will be made to the person in whose name such trust debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however we will at all times be required to maintain a paying agent in each place of payment for the trust debentures.

   Any monies deposited with the debenture trustee or any paying agent for the payment of the principal of (and premium, if any) or interest on any trust debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at our request, be repaid to us and the holder of such trust debenture shall thereafter look only to us for payment thereof.

Governing Law

   The debenture indenture and the trust debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

   The debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939. Subject to such provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of trust debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. Bank One Trust Company, National Association will serve as debenture trustee. See "Description of Trust Preferred Securities--Information Concerning the Property Trustee."

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

                            DESCRIPTION OF GUARANTEE

   Set forth below is a summary of information concerning the guarantee, which will be executed and delivered by us for the benefit of the holders from time to time of trust preferred securities. The guarantee has been qualified under the Trust Indenture Act of 1939. Bank One Trust Company, National Association, guarantee trustee, will hold the guarantee for the benefit of the holders of the trust preferred securities. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the guarantee (including the definitions therein of certain terms), which is filed as an exhibit to the registration statement of which this prospectus forms a part, and to the Trust Indenture Act of 1939.

General

   We will irrevocably and unconditionally agree to pay in full on a subordinated basis guarantee payments to the holders of the trust preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the trust, will be subject to the guarantee:

  . any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand legally available therefor at such time;

  . the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that the trust has funds on hand legally available therefor at such time; and

  . upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust (other than in connection with the distribution of the trust debentures to holders of the trust preferred securities), the lesser of:

    . the liquidation distribution, to the extent the trust has funds legally available therefor at the time; and

    . the amount of assets of the trust remaining available for distribution to holders of trust preferred securities after satisfaction of liabilities to creditors of the trust as required by applicable law.

   Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay such amounts to such holders.

   The guarantee will be a guarantee of the guarantee payments with respect to the trust preferred securities from the time of issuance of the trust preferred securities, but will not apply to distributions and other payments on the trust preferred securities when the trust does not have sufficient funds legally and immediately available to make such distributions or other payments. Therefore, if we do not make interest payments on the trust debentures held by the property trustee, the trust will not make distributions on the trust preferred securities.

   The guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Guarantee." Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we are recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantee effectively will be subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries. Claimants should look only to us for payments under the guarantee. See "Description of Trust Debentures-- Subordination." The guarantee does not limit us or any of our subsidiaries from incurring or issuing other secured or unsecured debt, including Senior Indebtedness, whether under the indenture, any other indenture that we may enter into in the future or otherwise.

   Through the guarantee, the trust agreement, the trust debentures and the debenture indenture, taken together, we will fully, irrevocably and unconditionally guarantee all of the trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. See "Relationship Among the Trust Preferred Securities, the Trust Debentures and the Guarantee."

Status of the Guarantee

   The guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the trust debentures. See "Description of Trust Debentures-- Subordination."

   The guarantee will rank equally with all other guarantees issued by us after the issue date with respect to trust preferred securities, if any, issued by other trusts. The guarantee will constitute a guarantee of payment and not of collection. The guarantee will be held for the benefit of the holders of the trust preferred securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust preferred securities of the trust debentures. The guarantee does not limit the amount of additional Senior Indebtedness that we may incur.

Events of Default

   An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations thereunder; provided, however, that with respect to a default other than a default in payment of any guarantee payment, we have received notice of such default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

   Any holder of the trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

   We, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.

Amendments and Assignment

   Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities (in which case no vote will be required), the guarantee may be amended only with the prior approval of the holders of a majority of the liquidation amount of such outstanding trust preferred securities. The manner of obtaining any such approval will be as set forth under "Description of Trust Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantee

   The guarantee will terminate and be of no further force and effect upon:

  . full payment of the applicable redemption price of the trust preferred securities; or

  . upon liquidation of the trust, the full payment of the liquidation distribution or the distribution of the trust debentures to the holders of the trust preferred securities.

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

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Information Concerning the Guarantee Trustee

   Other than during the occurrence and continuance of a default by us in performance of the guarantee, the guarantee trustee will undertake to perform only such duties as are specifically set forth in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

   The guarantee will be governed by and construed in accordance with the laws of the State of New York.

             RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE
                       TRUST DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

   Payments of distributions and other amounts due on the trust preferred securities (to the extent the trust has funds on hand legally available for the payment of such distributions) are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the trust debentures, the debenture indenture, the trust agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. If and to the extent that we do not make the required payments on the trust debentures, the trust will not have sufficient funds to make the related payments, including distributions, on the trust preferred securities. The guarantee will not cover any such payment when the trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of trust preferred securities is to institute a direct action. Our obligations under the guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

   As long as payments of interest and other payments are made when due on the trust debentures, such payments will be sufficient to cover distributions and other payments due on the trust securities, primarily because:

  . the aggregate principal amount or prepayment price of the trust debentures is equal to the sum of the liquidation amount or redemption price, as applicable, of the trust securities;

  . the interest rate and interest and other payment dates on the trust debentures will match the distribution rate and distribution and other payment dates for the trust securities;

  . we will pay for all and any costs, expenses and liabilities of the trust except the trust's obligations to holders of trust securities under such trust securities; and

  . the trust agreement will provide that the trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

   Notwithstanding anything to the contrary in the debenture indenture, we have the right to set-off any payment we are otherwise required to make with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

   A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

Limited Purpose of the Trust

   The trust preferred securities represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of:

  .  issuing and selling the trust securities;

  . using the proceeds from the sale of the trust securities to acquire the trust debentures; and

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

  . engaging in only those other activities necessary, advisable or incidental thereto.

   A principal difference between the rights of a holder of a preferred security and a holder of a trust debenture is that a holder of a trust debenture will be entitled to receive from us the principal amount of, and premium, if any, and interest on trust debentures held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or, in certain circumstances, from us under the guarantee) if and to the extent the trust has funds on hand legally available for the payment of such distributions.

Rights Upon Dissolution

   Unless the trust debentures are distributed to holders of the trust securities, upon any voluntary or involuntary dissolution and liquidation of the trust, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Trust Securities--Liquidation of the Trust and Distribution of Trust Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of our Company, the property trustee, as holder of the trust debentures, would be a subordinated creditor of our Company, subordinated in right of payment to all Senior Indebtedness as set forth in the debenture indenture, but entitled to receive payment in full of principal, and premium, if any, and interest, before any of our shareholders receive payments or distributions. Since we will be the guarantor under the guarantee and will agree to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of its trust securities), the positions of a holder of trust preferred securities and a holder of trust debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

   Our authorized capital stock currently consists of:

  .  900 million shares of Class A common stock, no par value;

  .  360 million shares of Class B common stock, no par value; and

  .  70 million shares of preferred stock, no par value.

   As of June 30, 2001, we had outstanding 239,831,248 shares of Class A common stock, and 86,499,914 shares of Class B common stock, respectively. Our Class B common stock is owned by Chevron Corporation and its affiliates.

   This section contains a description of our capital stock that we may offer by this prospectus. The following discussion is not meant to be complete and is qualified by reference to our Articles of Incorporation and Bylaws. For more information, you should read "Where You Can Find More Information."

Description of Common Stock

   Voting. Generally, holders of Class B common stock vote together with holders of Class A common stock as a single class on every matter acted upon by the shareholders except for the following matters:

  . the holders of Class B common stock vote as a separate class for the election of three of our directors, while the holders of Class A common stock vote as separate class for the remaining directors;

  . any amendment to the special corporate governance rights of Class B common stock must be approved by a majority of the directors elected by holders of Class B common stock attending a meeting where such amendment is considered and a majority of all our directors or by 66 2/3% of the outstanding shares of Class B common stock voting as a separate class, and the affirmative vote of a majority of the shares of Class A and Class B common stock, voting together as a single class; and

  . any amendment to the provisions of our Articles of Incorporation addressing the voting rights of holders of Class A and Class B common stock requires the approval of 66 2/3% of the outstanding shares of Class B common stock voting as a separate class, and the affirmative vote of a majority of the shares of Class A and Class B common stock, voting together as a single class.

   Holders of Class A and Class B common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of Class A common stock may cumulate votes in connection with the election of directors. The election of directors and all other matters will be by a majority of votes represented and entitled to vote, except as otherwise provided by law.

   Dividends; Liquidation. Subject to the preferences of any preferred stock, holders of Class A and Class B common stock have equal ratable rights to dividends out of funds legally available for that purpose, when and if dividends are declared by the board of directors. Holders of Class A common stock and Class B common stock are entitled to share ratably, as a single class, in all of our assets available for distribution to holders of shares of common stock upon the liquidation, dissolution or winding up of the affairs of our Company, after payment of our liabilities and any amounts to holders of preferred stock.

   Conversion. A share of Class B common stock automatically converts into a share of Class A common stock upon the transfer to any person other than Chevron or an affiliate of Chevron. Additionally, any shares of Class A common stock acquired by Chevron or one of its affiliates automatically convert into Class B common stock. However, each share of Class B common stock will automatically convert into a share of Class A common stock if the holders of all Class B common stock cease to own collectively 15 percent of our outstanding common stock.

   Additional Rights. Holders of our Class A and Class B common stock generally are not entitled to preemptive rights, subscription rights, or redemption rights, except that, Chevron is entitled to preemptive rights under the shareholder agreement described below. The rights and preferences of holders of our common stock are subject to the rights of any series of preferred stock that we may issue.

   Transfer Agent. The transfer agent and registrar for our common stock is Mellon Investor Services L.L.C.

Description of Preferred Stock

   We may, by resolution of our board of directors and without any further vote by our shareholders, authorize and issue an aggregate of 70 million shares of preferred stock. We may issue preferred stock from time to time in one or more series. Subject to the provisions of our Articles of Incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue the shares of preferred stock constituting any series, to fix the number of shares of the series and to establish the relative rights and preferences of each series of preferred stock. Our board of directors may also fix the dividend rights, dividend rates, terms of redemption, redemption prices, conversion rights, voting rights and liquidation preferences of the shares of the series, in each case without any further action or vote by our shareholders. Because of the rights that may be granted, the issuance of preferred stock could delay or prevent a change of control. As of June 30, 2001, there were no shares of preferred stock outstanding.

Shareholder Agreement

   In connection with the Illinova acquisition, Chevron entered into a shareholder agreement with us governing certain aspects of our relationship, some of which are discussed below.

   The shareholder agreement grants Chevron preemptive rights to acquire shares of our common stock in proportion to its then-existing ownership of our stock whenever we issue shares of stock or securities convertible into stock. In addition, Chevron may freely acquire up to 40 percent of our outstanding voting securities. However, should any acquisition by Chevron require Chevron to register under the Public Utility Holding Company Act, we have no obligation to take any action to avoid that registration. If we subsequently redeem or repurchase any shares, Chevron is not required to reduce its ownership interest, even if Chevron's resulting ownership interest is in excess of 40 percent.

   If Chevron acquires more than 40 percent of our voting securities, it must make an offer to acquire all of our outstanding stock. Any offer by Chevron for all of the outstanding stock is subject to an auction process, the details of which are set forth in the shareholder agreement.

   Upon consummation of the Illinova acquisition, Chevron received shares of Class B common stock in exchange for the shares of common stock it owned in the former Dynegy and purchased additional shares of Class B common stock for cash. Chevron's ownership of Class B common stock entitles it to designate three members of our Board of Directors. The shareholder agreement prohibits Chevron from selling or transferring shares of Class B common stock except in the following transactions:

  .   in a widely dispersed public offering; or

  . a sale to an unaffiliated third party, provided that we are given the opportunity to purchase, or to find a different buyer to purchase, the shares proposed to be sold by Chevron.

   Upon the sale or transfer to any person other than an affiliate of Chevron, the shares of Class B common stock are automatically converted into shares of Class A common stock.

   The shareholder agreement further provides that we may require Chevron and its affiliates to sell all of the shares of Class B common stock under certain circumstances. These rights are triggered if Chevron or its Board designees block--which they are entitled to do under our Bylaws--any of the following transactions two times in any 24-month period or three times over any period of time:

  . the issuance of new shares of stock where the aggregate consideration to be received exceeds the greater of $1 billion or one-quarter of our total market capitalization;

  . any merger, consolidation, joint venture, liquidation, dissolution, bankruptcy, acquisition of stock or assets or issuance of common or preferred stock, any of which would result in payment or receipt of consideration having a fair market value exceeding the greater of $1 billion or one-quarter of our total market capitalization; or

  . any other transaction or series of related transactions having a fair market value exceeding the greater of $1 billion or one-quarter of our total market capitalization.

   However, upon occurrence of one of these triggering events and in lieu of selling Class B common stock, Chevron may elect to retain the shares of Class B common stock but forfeit its right and the right of its Board designees to block the transaction listed above. A block consists of a vote against a proposed transaction by either (a) all of Chevron's representatives on the Board of Directors present at the meeting where the vote is taken (if the transaction would otherwise be approved by the Board of Directors) or (b) any of the Class B common stock held by Chevron and its affiliates if the transaction otherwise would be approved by at least two-thirds of all other shares entitled to vote on the transaction, excluding shares held by our management, directors or subsidiaries.

   The shareholder agreement also prohibits us from taking the following actions:

  . issuing any shares of Class B common stock to any person other than Chevron and its affiliates;

  . amending any provisions in our Articles of Incorporation or Bylaws which, in each case, contain or implement the special rights of holders of Class B common stock, without the consent of the holders of the shares of Class B common stock or the three directors elected by such holders;

  . adopting a shareholder rights plan, "poison pill" or similar device that prevents Chevron from exercising its rights to acquire shares of common stock or from disposing of its shares when required by us; and

  . acquiring, owning or operating a nuclear power facility, other than being a passive investor in a publicly-traded company that owns a nuclear facility.

   Generally, the provisions of the shareholder agreement terminate on the date Chevron and its affiliates cease to own shares representing at least 15 percent of our outstanding voting power. At such time, all of the shares of Class B common stock held by Chevron would convert to shares of Class A common stock.

Registration Rights

   We have granted Chevron registration rights for the Class A common stock underlying the Class B common held by Chevron. Chevron has the right on eight occasions to require us to initiate a public offering for all the shares requested to be sold by Chevron. Chevron may exercise its rights to request a registration once during any 180-day period. Additionally, Chevron has the right to participate in and sell shares of stock held by it during any public offering of our stock whether offered by us or any other shareholder. Until February 1, 2003, we may not grant registration rights to other shareholders superior to those granted to Chevron without also offering such superior registration rights to Chevron.

                        DESCRIPTION OF DEPOSITARY SHARES

   At our option we may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that we select and that has its principal office in the United States and a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented thereby (including dividend, voting, redemption an liquidation rights).

   The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt are filed as exhibits to the registration statement of which this prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

   If required by law or applicable securities exchange rules, engraved depositary receipts will be prepared. Pending the preparation of definitive engraved depositary receipts, the depositary may, upon the written order of us, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at the our expense.

Dividends

   The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

   In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

   If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of their redemption price per share payable with respect to such series of the preferred stock. Wherever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting of Underlying Shares

   Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of Deposit Agreement

   The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the deposit agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

   The deposit agreement may be terminated by us or the depositary if:

  .  all outstanding depositary shares have been redeemed; or

  . there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Charges of Depositary

   We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal of Preferred Stock

   Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

   The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

   Neither the depositary nor us will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

   The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

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

                            DESCRIPTION OF WARRANTS

   We may issue warrants to purchase our debt securities, preferred stock, depositary shares or Class A common stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement, to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We will set forth further terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants.

   Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Debt Warrants

   The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

  .  the title of the warrants;

  .  the offering price for the warrants, if any;

  .  the aggregate number of the warrants;

  . the designation and terms of the debt securities purchasable upon exercise of the warrants;

  . if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

  . if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

  . the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

  . the dates on which the right to exercise the warrants will commence and expire (the "Expiration Date");

  . if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  . whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  .  information relating to book-entry procedures, if any;

  . the currency or currency units in which the offering price, if any, and the exercise price are payable;

  . if applicable, a discussion of material United States federal income tax considerations;

  .  anti-dilution provisions of the warrants, if any;

  .  redemption or call provisions, if any, applicable to the warrants;

  . any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  .  any other information we think is important about the warrants.

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

Stock or Depositary Share Warrants

   The prospectus supplement relating to a particular issue of warrants to issue Class A common stock, preferred stock or depositary shares will describe the terms of the Class A common stock warrants, the preferred stock warrants or the depositary share warrants, including the following:

  .  the title of the warrants;

  .  the offering price for the warrants, if any;

  .  the aggregate number of the warrants;

  . the designation and terms of the Class A common stock, preferred stock or depositary shares that may be purchased upon exercise of the warrants;

  . if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  . if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  . the number of shares of Class A common stock, preferred stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

  . the dates on which the right to exercise the warrants commence and expire;

  . if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  . the currency or currency units in which the offering price, if any, and the exercise price are payable;

  . if applicable, a discussion of material United States federal income tax considerations;

  .  antidilution provisions of the warrants, if any;

  .  redemption or call provisions, if any, applicable to the warrants;

  . any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  .  any other information we think is important about the warrants.

Exercise of Warrants

   Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, depositary shares or Class A common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants. This exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by us), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

   Prior to the exercise of any warrants to purchase debt securities, preferred stock, depositary shares, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, depositary shares or Class A common stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, depositary shares or Class A common stock purchasable upon such exercise, or to exercise any applicable right to vote.

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

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

   We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

   The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

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

                              PLAN OF DISTRIBUTION

   Any of the securities being offered hereby may be sold in any one or more of the following ways from time to time:

  .  through agents;

  .  to or through underwriters;

  .  through dealers;

  .  directly by us; or

  .  in the case of preferred securities, by the trust to purchasers.

   The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or the trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

   If securities are sold by means of an underwritten offering, we and, in the case of an offering of trust preferred securities, the trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

   We or the trust, as applicable, may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we or the trust, as applicable, grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

   If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or the trust, as applicable, will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

   Offers to purchase securities may be solicited directly by us or the trust, as applicable, and the sale thereof may be made by us or the trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

   Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us or the trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

   If so indicated in the applicable prospectus supplement, we or the trust, as applicable, may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or the trust at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us or the trust, as applicable.

   Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with us or the trust, as applicable, to indemnification by us or the trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

   Each series of securities will be a new issue and, other than the common stock, which is listed on The New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

   Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                             VALIDITY OF SECURITIES

   The validity of the securities (other than the preferred securities of the trust) will be passed upon for Dynegy by appropriate local counsel to Dynegy and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement. The validity of the trust preferred securities of the trust will be passed upon for Dynegy and the trust by special Delaware counsel to Dynegy and the trust.

                                    EXPERTS

   The audited consolidated financial statements and schedules of Dynegy Inc. and its subsidiaries, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

   The expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

   Registration fee................................................... $132,188
   Legal fees and expenses............................................  150,000
   Accounting fees and expenses.......................................   40,000
   Printing and engraving expenses....................................   75,000
   Trustee's fees and expenses........................................   20,000
   Depositary's fees and expenses.....................................   10,000
   Rating agency fees.................................................  100,000
   Miscellaneous expenses.............................................   20,000
                                                                       --------
   Total.............................................................. $547,188
                                                                       ========

ITEM 15. Indemnification of Directors and Officers

   Section 8.75 of the Illinois Business Corporation Act empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of the registrant, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the registrant, unless, and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by the registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of the directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the shareholders. To the extent that a director, officer, employee or agent of the registrant has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any Bylaws, agreement, vote of shareholders or otherwise.

   Section 8.75 also authorizes the registrant to buy and maintain insurance on behalf of any director, officer, employee or agent of the registrant, or a person who is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the person's status as such, whether or not the registrant has the power to indemnify the person against such liability.

   Our Articles of Incorporation require indemnification of directors and officers, and our Bylaws allow indemnification of employees and agents generally in accordance with the language of Section 8.75. Additionally, the Articles of Incorporation authorize us to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Company would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the Articles of Incorporation.

   Section 8.3 of the merger agreement relating to the business combination of Dynegy Holdings and Illinova provides for indemnification by the Company under certain circumstances of the directors, officers and certain employees of Dynegy Holdings and Illinova. Additionally, the merger agreement provides that the Company will maintain Dynegy Holdings' and Illinova's existing officers' and directors' insurance policies or provide substantially similar insurance coverage for at least six years.

   The form of Amended and Restated Declaration of Trust provides that the Company will indemnify, to the fullest extent permitted by law, any administrative trustee, any officer, director, shareholder, member, partner, employee, representative, agent or affiliate thereof and any officer, employee or agent of the Trust or its affiliates (each a "Company Indemnified Person"), who is or was a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The form of Amended and Restated Declaration of Trust provides that no indemnification will be made in respect of any claim, issue or matter as to which a Company Indemnified Person is adjudged liable to the Trust unless the Court of Chancery of Delaware or the court in which such action or suit was brought determines that such Company Indemnified Person is entitled to indemnity for such expenses as such Court of Chancery or other court deems proper. To the extent that a Company Indemnified Person is successful on the merits or otherwise in defense of any action, suit or proceeding, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred by a Company Indemnified Person in defending an action, suit or proceeding may be advanced by the Company in certain circumstances.

   The form of Amended and Restated Declaration of Trust also provides that the Company will indemnify the property trustee, the Delaware trustee and any officer, director, shareholder, member, partner, employee, representative, custodian, nominee, agent or affiliate thereof (each a "Fiduciary Indemnified Person"), for and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, damage, claim or expense including taxes incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust.

ITEM 16. Exhibits

 **1.1 --Proposed Form of Underwriting Agreement.
   4.1 --Amended and Restated Articles of Incorporation (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement on
         Schedule 14A filed with the SEC on April 25, 2001).
   4.2 --Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31,
         1999).
 **4.3 --Form of Debt Securities.
  *4.4 --Form of Indenture by and between the Company and Bank One Trust
         Company, National Association.

   *4.5 --Form of Subordinated Debt Indenture between the Company and Bank One
          Trust Company, National Association.
    4.6 --Certificate of Trust of Dynegy Capital Trust III (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-3 filed with the SEC on March 1, 2000).
    4.7 --Declaration of Trust of Dynegy Capital Trust III (incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-3 filed with the SEC on March 31, 2000).
   *4.8 --Form of Amended and Restated Declaration of Trust of Dynegy Capital
          Trust III.
   *4.9 --Form of Trust Preferred Security Certificate for Dynegy Capital Trust
          III (included in Exhibit 4.8).
  *4.10 --Form of Debenture Indenture between the Company and Bank One Trust
          Company, National Association, as Trustee.
  *4.11 --Form of Trust Debentures of the Company (included in Exhibit 4.10).
  *4.12 --Form of Guarantee in respect of Dynegy Capital Trust III, with respect to the Trust Preferred Securities.
 **4.13 --Form of Warrants.
 **4.14 --Form of Depositary Agreement.
 **4.15 --Form of Depositary Receipt.
 **4.16 --Form of Stock Purchase Contracts.
 **4.17 --Form of Stock Purchase Units.
  **5.1 --Opinion of appropriate local counsel to Dynegy (as to the validity of the securities (other than the trust preferred securities)).
   *5.2 --Opinion of special Delaware counsel to Dynegy Inc. and Dynegy Capital
          Trust III, as to the validity of the trust preferred securities.
   12.1 --Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000).
  *12.2 --Computation of Ratio of Earnings to Fixed Charges for the Three
          Months Ended March 31, 2001.
  *23.1 --Consent of Arthur Andersen LLP.
 **23.2 --Consent of appropriate local counsel to Dynegy (included in Exhibit
          5.1).
  *23.3 --Consent of special Delaware counsel to Dynegy Inc. and Dynegy Capital
          Trust III (included in Exhibit 5.2).
  *24.1 --Powers of Attorney (included in signature page).
  *25.1 --Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Debt Trustee under the Senior Debt
          Indenture.
  *25.2 --Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Debt Trustee under the Subordinated Debt
          Indenture.
  *25.3 --Form T-1 Statement of Eligibility of Debenture Trustee and
          Qualification under the Trust Indenture Act of 1939 under the Debenture Indenture.
  *25.4 --Form T-1 Statement of Eligibility of Debenture Trustee and
          Qualification under the Trust Indenture Act of 1939 under the Guarantee with respect to the Amended and Restated Declaration of Trust.
  *25.5 --Form T-1 Statement of Eligibility of Debenture Trustee and
          Qualification under the Trust Indenture Act of 1939 under the Trust
          Preferred Securities.

--------
* Filed herewith.

** To be filed by amendment or in a Current Report on Form 8-K.

ITEM 17. Undertaking

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Dynegy Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 27, 2001.

                                          Dynegy Inc.

                                          By: /s/ C.L. Watson
                                              ---------------------------------
                                              C.L. Watson
                                              Chairman of the Board, Chief
                                               Executive Officer and Director

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints Robert D. Doty, Jr., Kenneth E. Randolph and Lisa Q. Metts as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 27, 2001.

              Signature                                      Title
              ---------                                      -----

         /s/ C.L. Watson               Chairman of the Board, Chief Executive Officer
______________________________________ and Director (Principal Executive Officer)
             C.L. Watson

     /s/ Stephen W. Bergstrom          President and Chief Operating Officer, Director
______________________________________
         Stephen W. Bergstrom

     /s/ Robert D. Doty, Jr.           Senior Vice President and Chief Financial Officer
______________________________________ (Principal Financial Officer)
         Robert D. Doty, Jr.

       /s/ Michael R. Mott             Senior Vice President and Controller
______________________________________ (Principal Accounting Officer)
           Michael R. Mott

      /s/ Charles E. Bayless           Director
______________________________________
          Charles E. Bayless

      /s/ Darald W. Callahan           Director
______________________________________
          Darald W. Callahan

     /s/ Michael D. Capellas           Director
______________________________________
         Michael D. Capellas

     /s/ Daniel L. Dienstbier          Director
______________________________________
         Daniel L. Dienstbier

      /s/ Patricia M. Eckert           Director
______________________________________
          Patricia M. Eckert

        /s/ Jerry Johnson              Director
______________________________________
            Jerry Johnson

      /s/ George L. Kirkland           Director
______________________________________
          George L. Kirkland

         /s/ R.H. Matzke               Director
______________________________________
             R.H. Matzke

      /s/ H. John Riley, Jr.           Director
______________________________________
          H. John Riley, Jr.

      /s/ Sheli Z. Rosenberg           Director
______________________________________
          Sheli Z. Rosenberg

        /s/ Joe J. Stewart             Director
______________________________________
            Joe J. Stewart

       /s/ J. Otis Winters             Director
______________________________________
           J. Otis Winters

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Dynegy Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 27, 2001.

                                          DYNEGY CAPITAL TRUST III

                                          By: Dynegy Inc., as Sponsor

                                          By:  /s/ C.L. Watson
                                              ---------------------------------
                                              C.L. Watson
                                              Chairman of the Board, Chief
                                               Executive Officer and Director